Exhibit 10.4

GUARANTY OF OBLIGATIONS OF CLR ROASTERS, LLC

This GUARANTY, dated as of December 13, 2018 (this “Guaranty”), is made by the undersigned (a “Guarantor), in favor of Carl Grover, in his capacity as the Lender pursuant to the Credit Agreement (each as defined below).

W I T N E S S E T H:

WHEREAS, CLR Roasters, LLC, a Florida limited liability company with its executive offices located at 2131-2141 NW 72nd Avenue, Miami, Florida 33122 (the “Parent”), Guarantor, a wholly-owned Subsidiary of the Parent with its executive offices located at c/o Beneficio La Pita, Km 117 Carretera, Sebaco/Matagalpa, Nicaragua and Lender are parties to the Credit Agreement, dated as of the date hereof (as amended, restated, extended, replaced or otherwise modified from time to time and together with all amendments, supplements and exhibits thereto, collectively, the “Credit Agreement”), pursuant to which, among other actions set forth therein Lender shall be required, subject to the conditions of the Credit Agreement, if requested by Parent, to purchase up to a maximum $5,000,000 aggregate principal amount of Credit Notes (as such may be amended, restated, extended, replaced or otherwise modified from time to time in accordance with the terms thereof, the “Notes”);

WHEREAS, the Credit Agreement requires that the Guarantor execute and deliver to the Lender a guaranty guaranteeing all of the obligations of the Parent; and

WHEREAS, Guarantor has determined that the execution, delivery and performance of this Guaranty directly benefits, and is in the best interest of, such Guarantor and that the Lender would not have entered into the Credit Agreement and the other Loan Documents and/or taken the actions required of it under such documents if the Guarantor had not executed and delivered this Guaranty.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lender to perform under the Credit Agreement, Guarantor hereby agrees with the Lender as follows:

SECTION 1. Definitions. Reference is hereby made to the Credit Agreement for a statement of the terms thereof. All terms used in this Guaranty and the recitals hereto which are defined in the Credit Agreement, and which are not otherwise defined herein shall have the same meanings herein as set forth therein. In addition, the following terms when used in the Guaranty shall have the meanings set forth below:

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, 11 U.S.C §§ 101 et seq. (or other applicable bankruptcy, insolvency or similar laws).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Lender” shall have the meaning set forth in the recitals hereto.

 “Collateral” means all certain assets of the Borrower subject to a security interest pursuant to the Security Agreement.

“Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Credit Note(s)” shall have the meaning set forth in the recitals hereto.

“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local, foreign or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Obligations” shall have the meaning set forth in Section 2 of this Guaranty.

“Guarantor” shall have the meaning set forth in the first paragraph of this Guaranty.

 “Indemnified Party” shall have the meaning set forth in Section 13(a) of this Guaranty

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

 “Obligations” shall have the meaning set forth in Section 3 of the Security Agreement.

“Other Taxes” shall have the meaning set forth in Section 12(a)(iv) of this Guaranty.

“Paid in Full” or “Payment in Full” means the indefeasible payment in full, whether by payment of cash or securities.

“Parent” shall have the meaning set forth in the recitals hereto.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Security Agreement” shall have the meaning set forth in the Credit Agreement.

“Taxes” shall have the meaning set forth in Section 12(a) of this Guaranty.

 “Transaction Party” means the Parent, and Guarantor, collectively, “Transaction Parties”.

SECTION 2. Guaranty.

(a) The Guarantor, hereby unconditionally and irrevocably, guarantees to the Lender, the punctual payment, as and when due and payable, by stated maturity, acceleration or otherwise, of all Obligations including, without limitation, all interest, and other amounts that accrue after the commencement of any Insolvency Proceeding of Borrower or Guarantor, whether or not the payment of such principal, interest, make-whole, redemption and/or other amounts are enforceable or are allowable in such Insolvency Proceeding, interest, premiums, penalties, causes of actions, costs, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under the Credit Notes and the other Loan Documents and (all of the foregoing collectively being the “Guaranteed Obligations”), and agrees to pay any and all costs and expenses (including reasonable and documented counsel fees and expenses) incurred by the Lender in enforcing any rights under this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, Guarantors’ liability hereunder shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by Borrower to the Lender under the Credit Agreement, the Credit Notes and any other Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Transaction Party.

(b) Guarantor, and by its acceptance of this Guaranty, the Lender, hereby confirm that it is the intention of all such Persons that this Guaranty and the Guaranteed Obligations of Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal, provincial, state, or other applicable law to the extent applicable to this Guaranty and the Guaranteed Obligations of Guarantor hereunder. To effectuate the foregoing intention, the Lender and the Guarantor hereby irrevocably agree that the Guaranteed Obligations of Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

SECTION 3. Guaranty Absolute; Continuing Guaranty; Assignments.

(a) The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Note and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The obligations of Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Guarantor to enforce such obligations, irrespective of whether any action is brought against any other Transaction Party or whether any other Transaction Party is joined in any such action or actions. The liability of Guarantor under this Guaranty shall be as a primary obligor (and not merely as a surety) and shall be irrevocable, absolute and unconditional irrespective of, and Guarantor hereby irrevocably waives, to the maximum extent permitted by law, any defenses it may now or hereafter have in any way relating to, any or all of the following:

(i) any lack of validity or enforceability of any Credit Note and/or any other Loan Document;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Transaction Party or extension of the maturity of any Guaranteed Obligations or otherwise;

(iii) any taking, exchange, release or non-perfection of any Collateral;

(iv) any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(v) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Transaction Party;

(vi) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any other Transaction Party under the Transaction Documents or any other assets of any other Transaction Party;

(vii) any failure of the Lender to disclose to any Transaction Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Transaction Party now or hereafter known to the Lender (Guarantor waiving any duty on the part of the Lender to disclose such information);

(viii) taking any action in furtherance of the release of Guarantor or any other Person that is liable for the Obligations from all or any part of any liability arising under or in connection with any Loan Document without the prior written consent of the Lender; or

(ix) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Lender that might otherwise constitute a defense available to, or a discharge of, any other Transaction Party or any other guarantor or surety.

(b) This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Lender, and/or any other Person upon the insolvency, bankruptcy or reorganization of any Transaction Party or otherwise, all as though such payment had not been made.

(c) This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until Payment in Full of the Guaranteed Obligations and shall not terminate for any reason prior to the Maturity Date of all outstanding Credit Notes (other than Payment in Full of the Guaranteed Obligations), and (ii) be binding upon Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of and be enforceable by the Lender and his permitted pledgees, transferees and assigns. Without limiting the generality of the foregoing sentence, the Lender may pledge, assign or otherwise transfer all or any portion of its rights, remedies and obligations under and subject to the terms of any Loan Document to any other Person and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Lender herein or otherwise, in each case as provided in the Credit Agreement or such other Loan Document.

SECTION 4. Waivers. To the extent permitted by applicable law, Guarantor hereby waives promptness, diligence, protest, notice of acceptance and any other notice or formality of any kind with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Lender exhaust any right or take any action against any Transaction Party or any other Person or any Collateral. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 4 is knowingly made in contemplation of such benefits. The Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future. Without limiting the foregoing, to the extent permitted by applicable law, Guarantor hereby unconditionally and irrevocably waives (a) any defense arising by reason of any claim or defense based upon an election of remedies by the Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of Guarantor or other rights of Guarantor to proceed against any of the other Transaction Parties, any other guarantor or any other Person or any Collateral, and (b) any defense based on any right of set-off or counterclaim against or in respect of the Guaranteed Obligations of Guarantor hereunder. Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Lender to disclose to Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Transaction Party now or hereafter known by the Lender.

SECTION 5. Subrogation. Guarantor may not exercise any rights that it may now or hereafter acquire against any Transaction Party or any other guarantor that arise from the existence, payment, performance or enforcement of any Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Lender against any Transaction Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Transaction Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until there has been Payment in Full of the Guaranteed Obligations. If any amount shall be paid to Guarantor in violation of the immediately preceding sentence at any time prior to Payment in Full of the Guaranteed Obligations and all other amounts payable under this Guaranty, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or un-matured, in accordance with the terms of the Loan Document, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (a) Guarantor shall make payment to the Lender of all or any part of the Guaranteed Obligations, and (b) there has been Payment in Full of the Guaranteed Obligations, the Lender will, at such Guarantors’ request and expense, execute and deliver to such Guarantor appropriate documents to evidence payment in Full of the Guaranteed Obligations without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

SECTION 6. Representations, Warranties and Covenants.

(a) Guarantor hereby represents and warrants as of the date first written above as follows:

(i) Guarantor (A) is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as set forth on the signature page hereto, (B) has all requisite corporate, limited liability company or limited partnership power and authority to conduct its business as now conducted and as presently contemplated and to execute, deliver and perform its obligations under this Guaranty and each other Loan Document to which Guarantor is a party, and to consummate the transactions contemplated hereby and thereby and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified (individually or in the aggregate) would not result in a Material Adverse Effect.

(ii) The execution, delivery and performance by Guarantor of this Guaranty and each other Transaction Document to which Guarantor is a party (A) has been duly authorized by all necessary corporate, limited liability company or limited partnership action, (B) does not and will not contravene its charter, articles, certificate of formation or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on Guarantor or its properties do not and will not result in or require the creation of any lien, security interest or encumbrance (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (C) does not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to it or its operations or any of its properties.

(iii) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required in connection with the due execution, delivery and performance by Guarantor of this Guaranty or any of the other Loan Documents to which such Guarantor is a party (other than expressly provided for in any of the Loan Documents).

(iv) This Guaranty has been duly executed and delivered by Guarantor and is, and each of the other Loan Documents to which Guarantor is or will be a party, when executed and delivered, will be, a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as may be limited by the Bankruptcy Code or other applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, suretyship or similar laws and equitable principles (regardless of whether enforcement is sought in equity or at law).

(v) There is no pending or, to the knowledge of Guarantor, threatened action, suit or proceeding against Guarantor or to which any of the properties of Guarantor is subject, before any court or other Governmental Authority or any arbitrator that (A) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (B) relates to this Guaranty or any of the other Loan Documents to which Guarantor is a party or any transaction contemplated hereby or thereby.

(vi) Guarantor (A) has read and understands the terms and conditions of the Credit Agreement and the other Loan Documents, and (B) now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Parent, and has no need of, or right to obtain from the Lender, any credit or other information concerning the affairs, financial condition or business of the Parent.

(vii) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

(b) Guarantor covenants and agrees that until Payment in Full of the Guaranteed Obligations, it will comply with each of the covenants which are set forth in the Credit Agreement as if Guarantor were a party thereto.

SECTION 7. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Lender may, and is hereby authorized to, at any time and from time to time, without notice to the Guarantor (any such notice being expressly waived by Guarantor) and to the fullest extent permitted by law, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of Guarantor against any and all obligations of the Guarantor now or hereafter existing under this Guaranty or any other Loan Document, irrespective of whether or not the Lender shall have made any demand under this Guaranty or any other Loan Document and although such obligations may be contingent or unmatured. The Lender agrees to notify the Guarantor promptly after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have under this Guaranty or any other Loan Document in law or otherwise.

SECTION 8. Limitation on Guaranteed Obligations.

(a) Notwithstanding any provision herein contained to the contrary, Guarantors’ liability hereunder shall be limited to an amount not to exceed as of any date of determination the greater of:

(i) the amount of all Guaranteed Obligations, plus interest thereon at the applicable interest rate as specified in the Credit Notes; and

(ii) the amount which could be claimed by the Lender from Guarantor under this Guaranty without rendering such claim voidable or avoidable under the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, Guarantors’ right of contribution and indemnification.

(b) Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guaranty hereunder or affecting the rights and remedies of the Lender hereunder or under applicable law.

(c) No payment made by Borrower, Guarantor, any other guarantor or any other Person or received or collected by the Lender from Borrower, Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by Guarantor in respect of the Guaranteed Obligations or any payment received or collected from Guarantor in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of such Guarantor hereunder until after all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been Paid in Full.

SECTION 9. Notices, Etc. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Guaranty must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated or, in the case of email with a read receipt generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. All notices and other communications provided for hereunder shall be sent, if to Guarantor, to the Parent’s address and/or facsimile number, or if to the Lender, to it at its respective address and/or facsimile number, each as set forth in the Credit Agreement.

SECTION 10. Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Guaranty shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Guarantor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Kent County, Delaware, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Loan Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim, obligation or defense that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under the Credit Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Lender from bringing suit or taking other legal action against Guarantor in any other jurisdiction to collect on Guarantors’ obligations or to enforce a judgment or other court ruling in favor of the Lender.

SECTION 11. WAIVER OF JURY TRIAL, ETC. GUARANTOR HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS GUARANTY, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

SECTION 12. Taxes.

(a) All payments made by Guarantor hereunder or under any other Loan Document shall be made in accordance with the terms of the respective Loan Document and shall be made without set-off, counterclaim, withholding, deduction or other defense. Without limiting the foregoing, all such payments shall be made free and clear of and without deduction or withholding for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of the Lender by the jurisdiction in which the Lender is organized or where it has its principal lending office (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, “Taxes”). If Guarantor shall be required to deduct or to withhold any Taxes from or in respect of any amount payable hereunder or under any other Loan Document:

(i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Lender pursuant to this sentence) the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made,

(ii) Guarantor shall make such deduction or withholding,

(iii) Guarantor shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and

(iv) as promptly as possible thereafter, Guarantor shall send the Lender an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Lender, as the case may be) showing payment. In addition, Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Guaranty or any other Transaction Document (collectively, “Other Taxes”).

SECTION 13. Miscellaneous.

(a) Guarantor will make each payment hereunder in lawful money of the United States of America and in immediately available funds to the Lender, at such address specified by the Lender from time to time by notice to the Guarantor.

(b) No amendment or waiver of any provision of this Guaranty and no consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Guarantor, the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c) No failure on the part of the Lender to exercise, and no delay in exercising, any right or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Lender provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights and remedies of the Lender under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Lender to exercise any of their respective rights or remedies under any other Loan Document against such party or against any other Person.

(d) If any provision of this Guaranty or any Loan Document is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Guaranty so long as this Guaranty as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until Payment in Full of the Guaranteed Obligations (other than inchoate indemnity obligations) and shall not terminate for any reason prior to the respective Maturity Date of the Credit Notes (other than Payment in Full of the Guaranteed Obligations) and (ii) be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure, together with all rights and remedies of the Lender hereunder and his permitted pledgees, transferees and assigns. Without limiting the generality of the foregoing sentence, the Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under and subject to the terms of the Credit Agreement or any other Loan Document to any other Person in accordance with the terms thereof, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Lender (as applicable) herein or otherwise, in each case as provided in the Credit Agreement or such Loan Document. None of the rights or obligations of Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of the Lender.

(f) This Guaranty and the other Transaction Documents reflect the entire understanding of the transaction contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, entered into before the date hereof.

(g) The headings of this Guaranty are for convenience of reference and shall not form part of, or affect the interpretation of, this Guaranty.  Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof.  The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

SECTION 14. Currency Indemnity.

If, for the purpose of obtaining or enforcing judgment against Guarantor in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 14 referred to as the “Judgment Currency”) an amount due under this Guaranty in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding (a) the date of actual payment of the amount due, in the case of any proceeding in the courts of courts of the jurisdiction that will give effect to such conversion being made on such date, or (b) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 14 being hereinafter in this Section 14 referred to as the “Judgment Conversion Date”).

If, in the case of any proceeding in the court of any jurisdiction referred to in the preceding paragraph, there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt of the amount due in immediately available funds, the Guarantor shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of’ the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from the Guarantor under this Section 14 shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Guaranty.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed by its duly authorized officer, as of the date first above written.

GUARANTOR

SILES FAMILY PLANTATION GROUP S.A.

By:       /s/ Dave Briskie

Name: Dave Briskie

Title: Manager

ACCEPTED BY:

   /s/ Carl Grover

Carl Grover